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                              ARTHUR ANDERSEN LLP

                                                                    EXHIBIT 23.4



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report on the financial statements of Computervision Corporation dated March 27, 1997 (except with respect to the matter discussed in Note 4, as to which the date is April 15, 1997 and the matters discussed in Note 15, as to which the date is November 10, 1997) included in the current report on Form 8-K of Computervision Corporation filed with the Commission on November 12, 1997 and to all references to our Firm included in the Form 8-K/A of Parametric Technology Corporation filed with the Commission on March 30, 1998.



                                              /S/  Arthur Andersen LLP
                                              ARTHUR ANDERSEN LLP

Boston, Massachusetts
June 5, 1998


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